                                                                   EXHIBIT 10.11

            ENGINEERING AND INFORMATION TECHNOLOGY SERVICES AGREEMENT

                                 BY AND BETWEEN

                      CHINA NETCOM (GROUP) COMPANY LIMITED

                                       AND

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

            ENGINEERING AND INFORMATION TECHNOLOGY SERVICES AGREEMENT

      THIS AGREEMENT is made and entered into on [-], 2004 in Beijing, People's Republic of China ("PRC") between the following two parties (hereinafter referred to as "both parties" or "Party A and Party B"):

      Party A:                 China Netcom (Group) Company Limited

      Address:                 Building C, No. 156, Fuxingmennei Avenue, Xicheng
                               District, PRC

      Legal Representative:    Zhang Chun Jiang

      Party B:                 China Network Communications Group Corporation

      Address:                 No. 156, Fuxingmennei Avenue, Xicheng District,
                               Beijing, PRC

      Legal Representative:    Zhang Chun Jiang

      Based on fair and reasonable basis, following cooperative negotiation, regarding the Project Designing, Construction and IT services provided by Party B (including branches, subsidiaries, and other controlled units) to Party A (including branches, subsidiaries, and other controlled units), it is hereby agreed by and between both parties hereto as follows:

1.    BASIC PRINCIPLES

1.1 For the Project Designing, Construction and IT services provided by Party B to Party A under this Agreement, Party B reserves the right to collect reasonable service fees under the terms of this Agreement. Party A shall make the payment for the services rendered.

1.2 The terms of Project Designing, Construction and IT services offered by Party B under this Agreement shall not be worse than any other third party offering the same or similar services.

1.3 If Party B fails to provide or fully provide the agreed Project Designing, Construction and IT services due to reasons other than its own fault, Party B shall promptly inform Party A in writing, and shall use its best endeavors to assist Party A to find the same or similar services through other means.

1.4 The agreed Project Designing, Construction and IT services provided by Party B to Party A shall fully comply with the purposes agreed upon under this Agreement and the standard set by the State.

1.5 In the event of any breach of provision by either party under this Agreement that leads to any damage suffered by the other party, the party in default shall be liable for all immediate and full damages for breaching this Agreement.

1.6 Both parties shall provide all reasonable and essential assistance to the other party for the purpose of fulfilling the obligations set out in this Agreement.

2.    BASIC CONTENTS OF PROJECT DESIGNING, CONSTRUCTION AND IT SERVICES

2.1 Project Designing, Construction and IT services to be provided to Party A by Party B under this Agreement mainly consist of:

      (1)   Project Designing, including:

            Planning & designing, project survey, communication circuitry works (including plumbing works, optical fiber cables, cable works, overhead pole and route works), communication equipment works (including telephone exchange, transmission works, data and multimedia works, communication power source and air conditioning works, microwave communication works, systematic technical support works, etc.), and enterprise communication works;

      (2)   Project Construction, including:

            Communication equipments, communication lines, communication power supply (including special air conditioning system for communication projects), communication pipeline, technical business support system;

      (3)   Project Supervision.

2.2 IT services to be provided to Party A by Party B under this Agreement include: office automation, software testing, network upgrading, R & D of new services, development of support system, etc.

3.    PRICING PRINCIPLE

3.1 Except for the cases specified in Clause 3.2 of this section, all price and/or charging standard under the Agreement shall be determined with the reference to the market price. The "Market Rate" means the rate determined by the business operator and attained through market competition. The market rate shall be determined by the following order: (1) the rate charged by any independent third party providing the same kind of service in the same or surrounding area under normal situation; or (2) the rate charged by any independent third party providing the same kind of service within China under normal situation.

3.2 Both Parties have agreed that when the value of any project designing or project supervision services exceeds RMB five hundred thousand (500,000), or when the value of any project construction services exceeds RMB two million (2,000,000), then the price to be determined by Invitation for Tenders will be used as the basis of pricing. In addition, in regard to the pricing and/or charging standard of other services under this Agreement, the price determined by Invitation for Tenders (i.e.: the price that is determined by the way of open invitation of bidding in accordance with the Law of the Peoples Republic of China on Bid Invitation and Bidding and other regulations and rules) will be used as the basis of pricing.

      In the above said bid invitation, there should be at least three (3) or more service providers present in the bidding, and Party B shall not be given any preferential treatment by Party A, and Party A will be entitled to select any independent third party to provide related service to it; however, on the premise that it is not prohibited by laws and regulations of China, if the terms & conditions provided by Party B are at least equally favorable as that provided by an independent third party for a same service, then Party A may select Party B as the successful bidder.

      If Party B is chosen as the successful bidder, Party B shall sign specific documents for execution, which states clearly specific services required by Party A at that time, the binding principles within this Agreement, as well as the terms and conditions for the performance of the said services.

3.3 The specific amount of service charge agreed upon under this Agreement shall from time to time be calculated by the accounting principle applicable in China (if applicable).

3.4 Both parties shall, before December 31 of every calendar year, conduct a review on the price of every item of service and facility stated in this Agreement for the next accounting year (if necessary).

4.    PAYMENT OF SERVICE CHARGE

4.1 Party A shall, based on the provisions of this Agreement, any supplementary agreement of this Agreement (if any), and in specific execution documents, pay Party B or its trustee service charge in consideration for the services provided by Party B or its trustee.

4.2 If Party A fails to pay on time the said service charge agreed upon under the provisions of this Agreement, any supplementary agreement of this Agreement (if any), and the specific execution documents, Party A shall, for each 1 day (calendar day, and the same applies below) late, pay a late charge penalty of 0.05% of the outstanding balance to Party B; and after 60 days of late payment, Party B is entitled to notify Party A the termination of service; if Party A still fails to pay for the outstanding balance upon 30 days after receiving the written notice to terminate service, Party B shall be entitled to terminate the service immediately. The suspension or termination of such service shall not in any way prejudice or affect the rights and obligations under this Agreement prior to such event.

5.    RIGHTS AND OBLIGATIONS OF BOTH PARTIES

5.1   Rights and obligations for Party A

5.1.1 Rights for Party A

      (1) Party A (including its subsidiary, divisions, and other controlled units) has the right to receive the agreed services provided by Party B;

      (2) The auditor of Party A has the right to inspect and examine the accounting books of Party B and its connected persons in relation to the connected transactions under this Agreement..

5.1.2 Obligations for Party A

      (1) Guarantee and/or procure its subsidiaries, branches and all other controlled units to enter into specific execution documents with Party B and its subsidiaries, branches or controlled units in relation to this Agreement and/or any supplementary agreement of this Agreement (if any);

(2) Coordinate with all relating matters with regard to the abovementioned specific execution documents;

(3) Pay the service charge as stated in this Agreement and all other specific execution documents;

(4) Guarantee to pay for any damage suffered by Party B or counter party of specific execution documents that is caused by the breach of Party A of any provisions in this Agreement and specific execution documents.

5.2   Rights and obligations of Party B

5.2.1 Rights of Party B

      (1) Party B is entitled to the service charge agreed upon under this Agreement;

      (2) Right to provide the same or similar service to a third party, on the condition that Party B continues to provide the same service agreed upon under this Agreement.

5.2.2 Obligations of Party B

      (1) Guarantee and/or prompt its subsidiaries, branches and all other controlled units to enter into specific execution documents with Party A and its subsidiaries, branches or its other controlled units in relation to this Agreement and/or any supplementary agreement of this Agreement (if any);

      (2) Provide the services and monitor the services provided by its subsidiaries, branches and other controlled units at a good quality according to the provisions of this Agreement;

      (3) Coordinate with all relating matters with regard to the abovementioned specific execution documents;

      (4) Guarantee to pay for any damage suffered by Party A or counter party of specific execution documents that is caused by the breach of Party B of any provisions in this Agreement and all other specific execution documents;

      (5) Agree to provide the auditor of Party A the accounting books of Party B and its connected persons in relation to the connections transactions under this Agreement.

5.3 It is agreed that both parties will take further actions to ensure the realization of the principles and provisions in this Agreement. It is further agreed that both parties will ensure that, Party A, being a subsidiary of a company to be listed or listed, China Netcom Group (Hong
      Kong) Limited (hereinafter "Listing Company"), shall comply with the Listing Rules of the Hong Kong Stock Exchange for connected transactions.

6.    PREFERENTIAL RIGHT

6.1 Unless otherwise specified, for the same service, if an independent third party cannot offer better conditions and terms to Party A than Party B, Party A have preferential right to use the services from Party B;

6.2 Party B undertakes to Party B that Party B shall not offer the same or similar services stated under this Agreement to a third party at terms more favorable than those offered to Party A;

6.3 Party B has the right to provide the same or similar service to a third party, on the condition that Party B continues to provide the same service agreed upon under this Agreement.

7.    TERM

7.1 This Agreement shall come into effect once signed by the legal representatives or authorized representatives of both Parties and affixed with their official seals. This Agreement shall be effective till June 30, 2007. If Party A wishes to renew this Agreement and notifies Party B with 3 month's notice, this Agreement shall be renewed automatically for another 3 years on the same terms. There are no limits on the number of renewal.

8.    REPRESENTATIONS, WARRANTIES, AND UNDERTAKINGS

      Each party represents, warrants and undertakes to the other party that:

      (1) It is an independent legal person existing in accordance with the laws of PRC, and have the power and authority (including but not limited to any approval, consents or permission granted by the government departments to enter into and perform this Agreement);

      (2) No provision in this Agreement violates the constitutive documents or the laws and regulations of PRC;

      (3) It will use its best endeavors to take all necessary and procure appropriate or advantageous measures to perform this Agreement and to make this Agreement effective in accordance with the law and regulations of China and this Agreement.

9.    FORCE MAJEURE

9.1 In the event of Force Majeure that causes both Parties or either Party to fail completely or partially in performing the obligations under this Agreement, that said Party is not liable for breach of agreement. However, in the event of such an incident, the affected party shall inform the other party by written notice within 15 days after the said incident and provide relevant proof and evidence to the other Party. At the same time, the affected party shall use its best endeavors to minimize the damage caused by the Force Majeure event. The affected Party or both Parties shall resume its obligations under this Agreement once the Force Majeure event has ended within a reasonable time.

9.2 Force Majeure in this Agreement means all objective situations that are unforeseeable, unavoidable and that cannot be overcome.

10.   CONFIDENTIALITY

10.1 Unless with written approval by the other party, neither party can announce nor supply or reveal to any third party any information regarding this Agreement or the business information of the other party, with the exception of requests by the legal or governmental departments or any other relevant securities regulatory authorities or for the purpose of the Listing Company seeking listing (and remain as one).

11.   TRANSFER OF RIGHTS AND OBLIGATIONS

11.1 Without the written approval of the other party, neither party may transfer any single right and obligation as agreed upon under this Agreement.

12.   NON-WAIVER

12.1 Unless otherwise specified by law, the failure or delay of exercising the right, power or privilege as endowed by this Agreement on the part of any Party cannot be deemed as the waiver of such rights, power or privileges. Besides, the partial exercise of such rights, power or privileges should not hinder the exercise of such rights, power or privileges of this Party in the future.

13.   NOTICES

13.1 All notices required to be delivered pursuant to this Agreement shall be in writing, and delivered to the address as stated at the beginning part of this Agreement, or to addresses or facsimile numbers designated by one Party to the other Parties in writing from time to time.this Agreement.

13.2 Any notice above shall be delivered either by hand, registered mail, or facsimile. Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; on the date of return receipt if delivered by registered mail; and at the time of transmission if delivered by facsimile.

14.   DISPUTES RESOLUTIONS

14.1 In case of disputes as to the power, interpretation or implementation of this Agreement, both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party has the right to resort to litigation at the people's court which has jurisdiction over where Party A situates.

15.   MISCELLANEOUS

15.1 Without written confirmation from both parties, no party can change or amend this Agreement. Upon the agreement of both parties, both parties can amend this Agreement or enter into supplementary agreement to this Agreement. The amendments or supplementary agreements of this Agreement shall come into effect once signed by the legal representatives or authorized representatives of both Parties and affixed with their official seals.

15.2 This Agreement is severable, that is, if any provision of this Agreement is held to be void, illegal, void or unenforceable at any time, the effectiveness and performance of other provisions of this Agreement shall not be affected.

15.3 This Agreement shall be governed and interpreted in accordance with the laws of PRC.

15.4 This Agreement is made into four (4) duplicate originals. Each party holds two (2) copies, and each copy shall have the same legal binding effect.

      IN WITNESS WHEREOF, the legal representatives or authorized representatives of both Parties hereto have executed this Agreement as of the date and venue first written above.

      Signature page:

      PARTY A: CHINA NETCOM (GROUP) COMPANY LIMITED (SEAL)
      By :______________
      Legal Representative or Authorized Representative

      PARTY B: CHINA NETWORKS COMMUNICATIONS GROUP CORPORATION (SEAL) By :______________

      Legal Representative or Authorized Representative_

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